Exhibit 99.1

ACXIOM SHAREHOLDERS APPROVE AMS SALE

Company to Trade as “RAMP” on NYSE on October 2, 2018

CONWAY, Ark., September 20, 2018—Acxiom® (Nasdaq: ACXM), the data foundation for the world’s best marketers, today announced that its shareholders overwhelmingly approved the sale of its Acxiom Marketing Solutions business (AMS) to Interpublic Group (IPG) at Acxiom’s annual shareholder meeting held earlier today. The transaction is expected to close on or about October 1, 2018, subject to customary closing conditions. Acxiom and IPG remain committed to ensuring this is a smooth transition for clients, partners and employees. The Company will report the operations of AMS, as well as the sale of AMS, as a component of discontinued operations.

“We would like to thank our shareholders,” said CEO Scott Howe. “The completion of this transaction marks an inflection point in the transformation of our Company. On October 2nd, LiveRamp will effectively emerge as a highly successful SaaS IPO. LiveRamp’s customer value proposition, financial strength and commitment to neutrality create a wonderful opportunity for the industry and our shareholders.”

The Company also announced that, subject to the close of the AMS transaction, it will be transferring its stock exchange listing from NASDAQ to the New York Stock Exchange (NYSE) effective October 2, 2018, at which point its name will change to LiveRamp Holdings, Inc., and its common stock will begin trading under the ticker symbol “RAMP.” The transfer is expected to be seamless for shareholders.

“It is a new day, and we are very pleased to be relisting on the New York Stock Exchange,” said CFO Warren Jenson. “LiveRamp is a global brand, and the NYSE provides the ideal platform for our continued growth and expansion.”

“We are honored that LiveRamp chose to list its transformed company on the NYSE, where it will join a community of the most innovative companies in the world,” said John Tuttle, Chief Operating Officer and Global Head of Listings.

About Acxiom

Acxiom provides the data foundation for the world’s best marketers. We enable people-based marketing everywhere through a simple, open approach to connecting systems and data that drives seamless customer experiences and higher ROI. A leader in identity and ethical data use for nearly 50 years, Acxiom helps thousands of clients and partners around the globe work together to create a world where all marketing is relevant. Acxiom is a registered trademark of Acxiom LLC. For more information, visit Acxiom.com.

About LiveRamp

LiveRamp provides the identity platform leveraged by brands and their partners to deliver innovative products and exceptional experiences. LiveRamp IdentityLink connects people, data, and devices across the digital and physical world, powering the people-based marketing revolution and allowing consumers to safely connect with the brands and products they love. LiveRamp is an Acxiom company (NASDAQ: ACXM), delivering privacy safe solutions to market and honoring the best practices of leading associations, including the Digital Advertising Alliance’s (DAA) ICON and App Choices programs. For more information, visit www.LiveRamp.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events, including the timing of the proposed transaction and other information related to the proposed transaction. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the proposed transaction and our expectations, strategy, plans or intentions regarding it. Forward-looking statements in this communication include, but are not limited to, (i) our expectations regarding the timing, completion and expected benefits of the proposed transaction, (ii) our plans, objectives and intentions with respect to our future operations, our customers and our market, and (iii) the expected impact of the proposed transaction on our business. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the risk that the transaction may not be completed in a timely manner or at all; the effect of the announcement or pendency of the transaction on our business relationships, results of operations and business generally; risks that the proposed transaction disrupts current plans and operations; and general market, political, economic and business conditions. The forward-looking statements contained in this communication are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the period ended March 31, 2018. The forward-looking statements in this communication are based on information available to Acxiom as of the date hereof.

We undertake no obligation to update the information contained in this press release or any other forward-looking statement.

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For more information, contact:

Acxiom Investor Relations

Lauren Dillard

650-372-2242

investor.relations@acxiom.com

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